Exhibit 3.153

Delaware

The first State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “NRG TEXAS HOLDING INC. ” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SEVENTH DAY OF APRIL, A.D. 2009, AT 3:57 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “NRG TEXAS HOLDING INC.”.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
4680865 8100H	AUTHENTICATION:	8004611

100538135	DATE:	05-19-10

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:02 PM 04/27/2009
FILED 03:57 PM 04/27/2009
SRV 090401616 - 4680865 FILE

STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

•                  First: The name of this Corporation is NRG Texas Holding Inc..

•                  Second: Its registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington County of New Castle Zip Code 19801. The registered agent in charge thereof is The Corporation Trust Company.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

•                  Fourth: The amount of the total stock of this corporation is authorized to issue is 100 shares (number of authorized shares) with a par value of 1.0000000000 per share.

•                  Fifth: The name and mailing address of the incorporator are as follows:

Name Lynne Przychodzki

Mailing Address 211 Carnegie Center Princeton, NJ Zip Code 8540

•                  I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 27th day of April, A.D. 2009.

BY:	/s/ Lynne Przychodzki
(Incorporator)

NAME:	Lynne Przychodzki
(type or print)